RIGHT OF FIRST REFUSAL TO PURCHASE


         THIS AGREEMENT (the "Agreement") made and entered into as of this 3rd day of December, 1995 by and between HARRAH'S MARYLAND HEIGHTS LLC, a Delaware limited liability company ("Grantor"), and PLAYERS MH, L.P., a Missouri limited partnership ("Grantee").

                          STATEMENT OF FACTS

         A. Grantor is the fee simple owner of certain real property, together with all rights and easements appurtenant thereto, located in the City of Maryland Heights, County of St. Louis, Missouri, and being more particularly described on Exhibit A attached hereto and incorporated herein by this reference ("Harrah's Land"); and

         B. Grantor's Affiliate Harrah's Maryland Heights Corporation ("HMHC") and Grantee are partners in Riverside Joint Venture (the "Venture") pursuant to the terms of a Partnership Agreement dated November 2, 1995 (the "Joint Venture Agreement") pursuant to which HMHC has obligated Grantor to grant to Grantee the rights contained in this Agreement.

         C. The Venture is leasing the Harrah's Land pursuant to the terms of a Ground Lease with Grantor as Landlord dated as of November 3, 1995 (the "Ground Lease").

         D. The right of first refusal being granted herein is subject to the exceptions provided for in Section 8(d) of the Joint Venture Agreement.

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

         1. Right of First Refusal to Purchase. Grantor hereby grants to Grantee, the right to purchase (the "Purchase Right") Harrah's Land or any portion thereof at a price equal to any bona fide arm's length written offer that Grantor is willing to accept (the "Offer") received from any person or entity which is not an Affiliate (as defined in the Joint Venture Agreement) of Grantor (the "Third Party") for Harrah's Land or such portion thereof and upon identical terms and conditions of the Offer (including, without limitation, the closing date thereunder) subject and subordinate to any rights of third parties currently existing, and any rights of holders of mortgages, easements or leases (including only the Ground Lease, Harrah's Lease (as defined in the Joint Venture Agreement) and Players' Lease (as defined in the Joint Venture Agreement)) hereafter granted, and other third-party rights approved by Grantee, which approval shall not be conditioned, or unreasonably withheld or delayed. Within ten (10) days of Grantor's receipt of the Offer, Grantor shall provide Grantee with written notice ("Grantor's Notice") of the Offer enclosing a true and correct copy of the Offer. Grantor's Notice shall be accompanied by Grantor's notification to Grantee of Grantor's intent to accept such Offer. Grantor shall record Grantor's Notice with the


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Recorder of Deeds of St. Louis County, Missouri (without a copy of the Offer) on the same day that Grantor mails Grantor's Notice to Grantee. Grantee shall then have the first option to purchase Harrah's Land or such portion thereof by giving written notice to Grantor of its intention to purchase Harrah's Land or such portion thereof at the same price and on the same terms as the Offer, subject to the provisions of Section 8(d) of the Joint Venture Agreement which option, if exercised, must be exercised by Grantee within thirty (30) days of the date of Grantee's receipt (or refusal to accept delivery of) of Grantor's Notice (the "Acceptance Period"). Grantee shall be deemed to have "exercised" its option if Grantee gives Grantor written notice of its intent to purchase within the Acceptance Period and records such notice with the Recorder of Deeds of St. Louis County, Missouri (the "Acceptance Notice"). If Grantee does not give and record the Acceptance Notice within the Acceptance Period, then Grantor may then, after recording evidence of Grantee's receipt (or refusal to accept delivery of) of Grantor's Notice, proceed to sell Harrah's Land or such portion thereof to the Third Party at the same price and on the same terms set forth in the Offer and the Purchase Right shall be extinguished of record on the date that the deed of conveyance from Grantor to the Third Party is recorded with respect to the property described in such deed. If Grantee does not exercise its option hereunder and Harrah's Land or such portion thereof is not sold pursuant to such Offer or the terms of the Offer are materially changed (which shall constitute a new Offer), so long as the term of this Agreement remains unexpired or has not been terminated, Grantee shall have, upon the same conditions and notice, the continuing first option to purchase Harrah's Land upon the terms of any subsequent offer or offers to purchase or the materially changed Offer. If a portion of the Harrah's Land is so sold, Grantee shall retain the Purchase Right with respect to the remaining portion of the Harrah's Land. In any event and notwithstanding the foregoing, the Purchase Right shall terminate upon the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, the Purchase Right shall not apply to an Exempt Sale or Disposition (as defined in the Joint Venture Agreement) and the Purchase Right shall survive any Exempt Sale or Disposition and shall not be extinguished thereby.

         2. Term. The term of this Agreement shall expire upon the earlier to occur of the following dates:

                  (i) the date upon which neither Grantor nor any Affiliate of Grantor remains a partner of the Venture; or

                  (ii) the date upon which the Players Lease (as defined in the Joint Venture Agreement) expires or is otherwise terminated; or

                  (iii) the date upon which the Ground Lease expires or is otherwise terminated.

         3. Amendments. No oral amendment of this Agreement shall be binding on the parties hereto. Any modification or amendment of this Agreement must be in writing and signed by Grantor and

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         4. Recording. This Agreement may be recorded by Grantor or Grantee without the prior written consent of the other party at the expense of the party so recording same.

         5. Captions. Any captions contained in this Agreement are for convenience only and shall not be considered as part of this Agreement for purposes of construction of the terms and conditions hereof.

         6. Notice. Any notice which may or is required to be given hereunder shall be deemed given when actually received. If such notice is mailed, it shall be deposited, registered or certified, return receipt requested, in the United States mail, or by commercial overnight courier such as Federal Express or Airborne, addressed to the parties at the addresses set forth after their respective names below, or at such different addresses as such party may have designated to the other by notice hereunder.

         GRANTOR:                 Harrah's Maryland Heights LLC
                                  c/o Harrah's Entertainment, Inc.
                                  1023 Cherry Road
                                  Memphis, TN  38117
                                  Attention:  General Counsel, Gaming
                                                 Development

         GRANTEE:                 Players MH, L.P.
                                  c/o Players International, Inc.
                                  3900 Paradise Road, Suite 135
                                  Las Vegas, NV  89109
                                  Attention:  General Counsel


         7. Governing Law. This Agreement shall be governed by the laws of the State of Missouri.

         8. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except as otherwise provided herein.



                                       -3-

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                             GRANTOR

                             HARRAH'S MARYLAND HEIGHTS LLC

                             BY:      HARRAH'S MARYLAND HEIGHTS
                                      OPERATING COMPANY, its Managing
                                      Member


                                      By:  /s/ William S. Rosenberg
                                          -----------------------------
                                          William S. Rosenberg
                                          Authorized Representative


                             GRANTEE

                             PLAYERS MH, L.P.

                             BY:      PLAYERS MARYLAND HEIGHTS,
                                      INC., its general partner


                                      By: /s/ Steven P. Perskie
                                          -----------------------------
                                          Steven P. Perskie
                                          Secretary



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